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                                                             Main (206) 447-0900
                                                              Fax (206) 447-0849
                                                                      25931-0002

                                 April 15, 2005

The Board of Directors
F5 Networks, Inc.
501 Elliott Avenue West
Seattle, Washington 98119

      RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      This opinion is furnished to F5 Networks, Inc., a Washington corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 1,700,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), issuable by the Company under the 2005 Equity Incentive Plan (the "Plan").

      We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Plan and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to the Plan. We have made such other factual inquiries as we deemed necessary to render this opinion.

      Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Plan has been duly authorized and, when issued pursuant to the Plan and any related agreements, the Shares will be validly issued, fully paid and non-assessable.

      We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

      We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        /s/ HELLER EHRMAN LLP